                                                                     Exhibit 2.2

                                  AMENDMENT TO
               AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION
               -------------------------------------------------


          AMENDMENT, dated as of March 27, 2000 ("Amendment"), by and between WM
                                                  ---------
Acquisition, Inc., a New Jersey corporation (the "Merger Sub"), and Wilmar
                                                  ----------
Industries, Inc., a New Jersey corporation (the "Company"), to the Agreement and
                                                 -------
Plan of Merger and Recapitalization (the "Merger Agreement"), dated as of
                                          ----------------
December 22, 1999, by and between Merger Sub and the Company.

                                   RECITALS:

          WHEREAS, Merger Sub and the Company entered into the Merger Agreement pursuant to the terms of which Merger Sub will be merged with and into the Company (the "Merger") on the terms and conditions contained therein and in
              ------
accordance with the New Jersey Business Corporation Act (the "NJBC");
                                                              ----

          WHEREAS, certain terms used in this Amendment which are capitalized and not otherwise defined herein have the meanings specified in the Merger Agreement, and certain terms which are not capitalized have the meanings specified in Section 8.1 of the Merger Agreement; and

          WHEREAS, the Company and Merger Sub desire to amend the Merger Agreement in order to reflect the statutory requirement of shareholder approval necessary for the Merger under applicable state law.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Amendment and the Merger Agreement, the parties agree as follows:

     1.   Amendment.  The second sentence of Section 3.4(a) of the Merger
          ---------
Agreement is hereby amended and restated in its entirety to read as follows:

          "The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote at the Company Stockholders Meeting (the "Requisite Company Vote")."
                           ----------------------

     2.   Ratification of the Merger Agreement.  Except as otherwise expressly
          ------------------------------------
provided in this Amendment, all of the terms and conditions of the Merger Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

     3.     Counterparts.  This Amendment may be executed in any number of
            ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     4.   Entire Agreement.  This Amendment, the Merger Agreement (including any
          ---------------
exhibits and annexes thereto), the Company Disclosure Letter and the Merger Sub Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Amendment.

          [The remainder of this page has been left intentionally blank]

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties to this Amendment as of the date first written above.


                         WM ACQUISITION, INC.


                         By: /s/ Drew Sawyer
                             ________________________________________
                             Name:       Drew Sawyer
                             Title:      Vice President


                         WILMAR INDUSTRIES, INC.


                         By: /s/ Fred B. Gross
                            ________________________________________
                            Name:        Fred B. Gross
                            Title:       Vice President

                                      -3-